                                                       EXHIBIT 32

                   CERTIFICATIONS PURSUANT TO
                  SECTION 1350 OF CHAPTER 63 OF
               TITLE 18 OF THE UNITED STATES CODE

In  connection  with the  Annual  Report  of  Navistar  Financial
Corporation  (the  "Corporation"),  subsidiary  of  International
Truck and Engine  Corporation,  on Form 10-K for the period ended
October  31,  2003 as filed  with  the  Securities  and  Exchange
Commission  on the date  hereof  (the  "Report"),  I,  Phyllis E.
Cochran,  Principal  Executive Officer and I, Andrew J. Cederoth,
Principal   Financial   Officer  of  the  Corporation,   certify,
pursuant  to 18 U.S.C.  § 1350,  as adopted  pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)   The Report fully complies with the  requirements of Section
            13(a)  or  15(d) of the  Securities  Exchange  Act of
            1934; and

(2)   The  information  contained in the Report fairly  presents, in all material  respects,  the  financial  condition
            and result of operations of the Corporation.

   /s/ PHYLLIS E. COCHRAN
    Phyllis E. Cochran
       Principal Executive Officer
       December 18, 2003

   /s/ ANDREW J. CEDEROTH
    Andrew J. Cederoth
       Principal Financial Officer
       December 18, 2003

This  certification  accompanies  the Report pursuant to § 906 of the  Sarbanes-Oxley  Act of 2002 and shall not be deemed filed by the  Company  for  purposes  of  Section  18  of  the  Securities
Exchange Act of 1934,  as amended,  or  otherwise  subject to the liability  of that  section.  This  certification  shall also not be deemed to be  incorporated  by reference into any filing under the  Securities  Act of  1933,  as  amended,  or  the  Securities
Exchange Act of 1934,  as amended,  except to the extent that the
Company specifically incorporates it by reference.